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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 6, 1998



                           AMERICAN VANTAGE COMPANIES
             (Exact name of registrant as specified in its charter)

           Nevada                     0-10061                  04-2709807
(State or Other Jurisdiction  (Commission File Number) (IRS Employer Ident. No.)
     of Incorporation)


            6787 West Tropicana, Suite 200, Las Vegas, Nevada 89103
              (Address of Principal Executive Offices)   (Zip Code)


                                 (702) 227-9800
               Registrant's telephone number, including area code
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Item 5. Other Events.

     On July 6, 1998 the Board of Directors of American Vantage Companies, a Nevada corporation (the "Registrant"), authorized the refund of $3,119,600 to the investors in its 64% owned subsidiary, G&L Acquisition Corp. ("G&L"). The money raised by the subsidiary was intended for the purchase or establishment of a gaming or leisure business and was to be invested within an eighteen month period. G&L was not able to find, within the permitted time period, an investment which met G&L's specific investment criteria. As a result, investors will receive a refund of their original investments in full.

Item 7. Exhibits.

     99.1   Press Release of American Vantage Companies, dated July 16, 1998.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN VANTAGE COMPANIES
                                        (Registrant)



Date: July 16, 1998                     By: /s/ Ronald J. Tassinari
                                            -------------------------
                                                Ronald J. Tassinari
                                                President


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                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION
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   99.1        Press Release of American Vantage Companies, dated July __, 1998.




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